Exhibit 10.40

AMENDED OVERRIDING ROYALTY AGREEMENT

THIS AMENDED OVERRIDING ROYALTY AGREEMENT (this “Agreement”) is made and entered into as of the 3rd day of December, 2008, by and among WESTERN LAND COMPANY, LLC (“Western Land”), a Kentucky limited liability company, WESTERN DIAMOND, LLC (“Western Diamond”), a Nevada limited liability company, CERALVO HOLDINGS, LLC (“Ceralvo”), a Delaware limited liability company, ARMSTRONG MINING, INC. (“Armstrong Mining”), a Delaware corporation, ARMSTRONG COAL COMPANY, INC., a Delaware corporation (“Armstrong Coal”), ARMSTRONG LAND COMPANY, LLC (“Armstrong Land”), a Delaware limited liability company (together, with each of the foregoing and their respective successors and assigns, the “Armstrong Parties”), and MR. DAVID R. COBB (“Cobb”), 3575 Brown Road, Madisonville, Kentucky 42431 (collectively, the “Parties).

WHEREAS, on November 22, 2006, Armstrong Mining f/k/a Honeywood Mining, Inc., entered into an Overriding Royalty Agreement with Cobb, pursuant to which Cobb was granted a royalty interest on certain real property pursuant to the terms and conditions stated therein; and

WHEREAS, on November 22, 2006, Armstrong Coal entered into an Overriding Royalty Agreement with Cobb, pursuant to which Cobb was granted a royalty interest on certain real property pursuant to the terms and conditions stated therein; and

WHEREAS, the Parties desire to fully amend and restate the terms of each of the foregoing Overriding Royalty Agreements, and Ceralvo, Western Diamond and Western Land desire to join in this Agreement upon such terms and conditions as set forth herein;

Now, THEREFORE, in accordance with the foregoing Recitals and in exchange for good and valuable consideration, the receipt and sufficiency of which all of the parties to this Agreement hereby acknowledge, the parties hereby covenant and agree as follows:

1. WESTERN DIAMOND GRANT OF OVERRIDING ROYALTY. Western Diamond, together with its successors and assigns, hereby grants to Cobb and agrees to pay to Cobb an overriding royalty (the “Western Diamond Royalty”) in the amount of Five Cents ($0.05) of all coal hereafter mined or extracted and subsequently sold from all of the coal reserves and real property described in, and conveyed, demised or otherwise granted in or under, the following deeds and instruments:

(i) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond, LLC, dated September 19, 2006, of record in Deed Book 363, page 369, in the Office of the Ohio County Clerk;

(ii) The Partial Assignment of Coal Mining Lease from Central States Coal Reserves of Kentucky, LLC to Western Diamond, LLC dated September 19, 2006, of record in Deed Book 363, page 428, in the Office of the Ohio County Clerk;

(iii) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond, LLC, dated September 19, 2006, of record in Deed Book 363, page 414, in the Office of the Ohio County Clerk;

(iv) The Corporation Special Warranty Deed from Beaver Dam Coal Company to Western Diamond, LLC, dated September 19, 2006, of record in Deed Book 363, page 393, in the Office of the Ohio County Clerk;

(v) The Corporation Special Warranty Deed from Beaver Dam Coal Company to Western Diamond, LLC, dated September 19, 2006, of record in Deed Book 363, page 403, in the Office of the Ohio County Clerk;

(vi) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Diamond, LLC, dated May 31, 2007, of record in Deed Book 528, page 284, in the Office of the Muhlenberg County Clerk, and the Deed of Confirmation between Central States Coal Reserves of Kentucky, LLC, Western Diamond, LLC and Armstrong Coal Reserves, Inc., dated September 30, 2007, of record in Deed Book 531, page 205, in the Office of the Muhlenberg County Clerk;

(vii) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond, LLC, dated May 31, 2007, of record in Deed Book 368, page 17, in the Office of the Ohio County Clerk, and the Deed of Correction between Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, LLC and Western Diamond, LLC, of record in Deed Book 369, page 759, in the Office of the Ohio County Clerk;

(viii) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond, LLC, dated May 31, 2007, of record in Deed Book 528, page 320, in the Office of the Muhlenberg County Clerk; and

(ix) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond, LLC, dated May 31, 2007, of record in Deed Book 528, page 330, in the Office of the Muhlenberg County Clerk.

2. WESTERN LAND GRANT OF OVERRIDING ROYALTY. Western Land, together with its successors and assigns, hereby grants to Cobb and agrees to pay to Cobb an overriding royalty (the “Western Land Royalty”) in the amount of Five Cents ($0.05) per ton, of all coal hereafter mined or extracted and subsequently sold from all of the coal reserves and real property described in, and conveyed, demised or otherwise granted in or under, the following deeds and instruments:

(i) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, of record in Deed Book 524, page 505, in the Office of the Muhlenberg County Clerk;

(ii) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, of record in Deed Book 365, page 36, in the Office of the Ohio County Clerk;

(iii) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated November 20, 2006, of record in Deed Book 524, page 523, in the Office of the Muhlenberg County Clerk, as amended and restated in Deed Book 527, page 186, in the Office of the Muhlenberg County Clerk;

(iv) The Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated November 20, 2006, of record in Deed Book 365, page 57, in the Office of the Muhlenberg County Clerk;

(v) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 367, page 1, in the Office of the Ohio County Clerk;

(vi) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 527, page 118, in the Office of the Muhlenberg County Clerk, as corrected by Deed of Correction dated September 30, 2007, of record in Deed Book 531, page 213, in the Office of the Muhlenberg County Clerk; and

(vii) The Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 527, page 161, in the Office of the Muhlenberg County Clerk.

3. CERALVO GRANT OF OVERRIDING ROYALTY. Ceralvo, together with its successors and assigns, hereby grants to Cobb and agrees to pay to Cobb an overriding royalty (the “Ceralvo Royalty”) in the amount of Five Cents ($0.05) per ton, of all coal hereafter mined or extracted and subsequently sold from all of the coal reserves and real property described in, and conveyed, demised or otherwise granted in or under, the following deeds and instruments:

(i) The Corporation Special Warranty Deed from Cyprus Creek Land Resources, LLC and Cyprus Creek Land Company to Ceralvo Holdings, LLC, dated March 31, 2008, of record in Deed Book 373, page 262, in the Office of the Ohio County Clerk;

(ii) The Memorandum of Assignment and Assumption of Mineral Leasehold Estate from Cyprus Creek Land Resources, LLC to Ceralvo Holdings, LLC, dated March 31, 2008, of record in Deed Book 373, page 199, in the Office of the Ohio County Clerk; and

(iii) The Memorandum of Assignment and Assumption of Coal Lease Agreement from Cyprus Creek Land Resources, LLC to Ceralvo Holdings, LLC, dated March 31, 2008, of record in Deed Book 373, page 210, in the Office of the Ohio County Clerk.

4. ARMSTRONG COAL GRANT OF OVERRIDING ROYALTY. Armstrong Coal, together with its successors and assigns, hereby grants to Cobb and agrees to pay to Cobb an overriding royalty (the “Armstrong Coal Royalty”) (together with the Western Diamond Royalty, the Western Land Royalty, and the Ceralvo Royalty, the “Overriding Royalty”) in the amount equal to Five Cents ($0.05) per ton, of all coal hereafter mined or extracted and subsequently sold from all of the coal reserves and real property described in, and conveyed, demised or otherwise granted in or under, the following deeds and instruments:

(i) The Deed from Delois Jane Geary, Mary Etta Hurst and Ronald Hurst to Armstrong Coal Company, Inc., dated March 19, 2008, of record in Deed Book 373, page 514, in the Office of the Ohio County Clerk; and

(ii) The unrecorded Coal Mining Lease between Warren C. Roe, Josephine Roe, Joseph Michael Roe and Sara Kelly Roe, lessors, and Armstrong Coal Company, Inc., lessee, dated March 7, 2008.

5. PAYMENT. Payment of the Overriding Royalty shall be paid to Cobb on or before the 25th day of each calendar month on all coal mined and produced from the subject properties which was sold during the preceding calendar month. All payments shall be paid by check payable to Cobb. Each payment of the Overriding Royalty hereunder shall be accompanied by a statement from the Armstrong Parties showing the number of tons of coal mined and sold during the preceding calendar month (showing separately coal produced by the strip, surface, auger or open pit method of mining and coal produced by any other method of mining) and the computation of the Overriding Royalty payable on such coal so mined and sold during such calendar month. All payments due hereunder shall be mailed to Cobb at the address listed herein or as otherwise directed by Cobb from time to time.

6. RECORDS. The Armstrong Parties shall keep records of truck scale weights, or river barge dead weight surveys, or railroad car weights, whichever is applicable, together with accurate surveys and progress maps used in conjunction with accepted and recognized engineering methods which shall be taken as the basis for payment of the Overriding Royalty.

7. TERM. The term of the Royalty shall commence as of November 22, 2006 and shall continue to the later of: (i) November 22, 2026 or (ii) until such time as all of the mineable and saleable coal from the subject properties has been mined (the “Term”).

8. INDEMNIFICATION. The Armstrong Parties shall, at their own cost and expense, indemnify and hold, Cobb and his assigns harmless of, from and against, any and all claims damages, demands, expenses, fines, liabilities and taxes (of any character or nature whatsoever, regardless of by whom imposed), and losses of every conceivable kind, character and nature whatsoever (including, but not limited to, claims for losses or damages to any property or injury to or death of any person) asserted by or on behalf of any person arising out of, resulting from or in any way connected with the mining of the coal on the subject properties or from this Agreement. The Armstrong Parties also covenant and agree at their expense, to pay, and to indemnify and save Cobb and his assigns harmless of, from and against, all costs, reasonable attorneys’ fees, expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand.

9. OBLIGATIONS TO RUN WITH LAND. The Parties agree that the Overriding Royalty shall constitute an independent and enforceable obligation that shall run with the land and shall be binding on the Armstrong Parties, their respective assigns and successors, and any subsequent owner of the subject properties unless otherwise agreed to by Cobb. The Parties further agree that Cobb shall not encumber this Agreement or the Overriding Royalty conveyed herein without written permission from all of the Parties. Furthermore, Armstrong Land hereby guarantees to Allen the full, prompt and proper payment of the Overriding Royalty, this guaranty being one of payment and not of collection. This guaranty shall not be in any way impaired or affected by the bankruptcy or other releaser of any of the other Armstrong Parties or of any other party liable for the payment in full or in part of the Overriding Royalty.

10. NOTICES. All notices and other communications with respect to this Agreement shall be in writing and shall be deemed effectively given when delivered personally or seventy-two (72) hours after mailing by certified mail, postage prepaid, to the following addresses of the parties:

If to the Armstrong Parties:

Martin D. Wilson

7701 Forsyth Boulevard, 10th Floor

St. Louis, Missouri 63105

With Required Copy To:

Mason L. Miller

Miller + Wells, PLLC

300 East Main Street, Ste. 360

Lexington, Kentucky 40507

If to Cobb:

David R. Cobb

3575 Brown Road

Madisonville, Kentucky 42431

Each party may change its address by giving written notice of such change to the other party.

11. MISCELLANEOUS PROVISIONS.

11.1. EFFECTIVENESS. This Agreement shall become effective upon its execution and delivery by each Party.

11.2. COMPLETE UNDERSTANDING. This Agreement represents the complete understanding between the Parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, representations, guarantees, warranties, promises, statements, or agreements, either written or oral, between the Parties hereto as to the same.

11.3. AMENDMENT. This Agreement may be amended only by an instrument executed and delivered by each Party.

11.4. WAIVER. No Party shall be deemed to have waived any right which it holds hereunder unless the waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party in exercising any such right shall be deemed a waiver of its future exercise). No waiver shall be deemed a waiver as to any other instance or any other right.

11.5. RECORDING. The parties acknowledge and agree to record a memorandum of this Agreement in a form that shall provide notice of the obligations created hereunder.

11.6. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of law rules.

11.7. ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective executors, administrators, heirs, successors, and assigns, and shall be freely assignable by the Parties, in whole or in part.

11.8. SEVERABILITY. No determination by any court, governmental body, or otherwise that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof, or (b) that provision in any circumstance not controlled by the determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

11.9. FURTHER ASSURANCES. The Parties shall cooperate with each other and shall execute and deliver, or cause to be delivered, all other instruments and shall take all other actions, as either Party hereto may reasonably request from time to time in order to effectuate the provisions hereof.

11.10. COUNTERPARTS; FACSIMILE. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered via facsimile, with a copy sent to each Party.

11.11. AMENDMENT AND RESTATEMENT OF PRIOR OVERRIDING ROYALTY AGREEMENTS. This Agreement shall fully restate, amend and replace, in their entirety, the Overriding Royalty Agreement dated November 22, 2006, by and between Armstrong Mining and Cobb, and the Overriding Royalty Agreement dated November 22, 2006, by and between Armstrong Coal and Cobb.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

ARMSTRONG COAL COMPANY, INC.

By:	/s/ Martin D. Wilson
Martin D. Wilson, President

ARMSTRONG MINING, INC.

By:	/s/ Martin D. Wilson
Martin D. Wilson, President

WESTERN LAND COMPANY, LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

WESTERN DIAMOND, LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

CERALVO HOLDINGS, LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

ARMSTRONG LAND COMPANY, LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson, President

/s/ Mr. David R. Cobb
MR. DAVID R. COBB